UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

Mentor Graphics Corporation

(Name of Registrant as Specified in its Charter)

Siemens Aktiengesellschaft

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

A copy of a letter sent by Siemens Aktiengesellschaft to certain of its employees is attached hereto.

IMPORTANT INFORMATION ABOUT THE TRANSACTION:

This document contains statements related to our future business and financial performance and future events or developments involving Siemens that may constitute forward-looking statements. These statements may be identified by words such as “expect,” “look forward to,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project” or words of similar meaning. We may also make forward-looking statements in other reports, in presentations, in material delivered to shareholders and in press releases. In addition, our representatives may from time to time make oral forward-looking statements. Such statements are based on the current expectations and certain assumptions of Siemens’ management, and are, therefore, subject to certain risks and uncertainties. A variety of factors, many of which are beyond Siemens’ control, affect Siemens’ operations, performance, business strategy and results and could cause the actual results, performance or achievements of Siemens to be materially different from any future results, performance or achievements that may be expressed or implied by such forward- looking statements or anticipated on the basis of historical trends. These factors include in particular, but are not limited to, the matters described in the chapter Risks of our most recent annual report prepared in accordance with the German Commercial Code, and in the chapter Risks and opportunities of our most recent interim report. Further information about risks and uncertainties affecting Siemens is included throughout our most recent annual and interim reports, as well as our most recent earnings release, which are available on the Siemens website. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of Siemens may vary materially from those described in the relevant forward-looking statement as being expected, anticipated, intended, planned, believed, sought, estimated or projected. Siemens neither intends, nor assumes any obligation, to update or revise these forward-looking statements in light of developments which differ from those anticipated.

Mentor Graphics Corporation has filed with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K, which contains, among other things, a copy of the merger agreement. In connection with the proposed merger, Mentor Graphics Corporation will prepare a proxy statement to be filed with the SEC that will provide additional important information concerning the proposed merger. When completed, a definitive proxy statement will be mailed to the stockholders of Mentor Graphics Corporation. Mentor Graphics Corporation and its respective directors, officers and employees and Siemens and its managing board, officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Mentor Graphics Corporation stockholders in connection with the proposed merger. Mentor Graphics Corporation stockholders may obtain more detailed information regarding such persons by reading the proxy statement and other relevant materials filed with the SEC and, with respect to Siemens, certain relevant materials prepared in accordance with the German Commercial Code. MENTOR GRAPHICS CORPORATION STOCKHOLDERS ARE STRONGLY ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING MENTOR GRAPHICS CORPORATION’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Mentor Graphics Corporation’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Mentor Graphics Corporation’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other documents relating to the proposed merger (when available) at www.mentor.com.

SIEMENS
Ingenuity for life

Siemens to expand its digital industrial leadership with acquisition of Mentor Graphics

Letter from Klaus Helmrich and Jan Mrosik

November 14, 2016



Dear employees,

We would like to inform you today about our intention to acquire the industrial software provider Mentor Graphics, headquartered in Wilsonville,U.S. Mentor Graphics is a pioneer and leader in design automation software ranging from Integrated Circuit (IC) and System-on-Chip (SoC) design to automotive electronics solutions. Mentor's products greatly complement our existing offering in mechanics and software – thus further strengthening our leading Digital Enterprise portfolio.

What is the background of this transaction? Highly complex electrical and electronic systems are a core element of countless connected smart products and machines today – from mobile phones to wearables to vehicles with advanced driver assistance systems to aircraft. Mentor Graphics provides a broad set of solutions to efficiently create and optimize hardware components like chips, boards and wiring in a completely virtual environment. The company's products also enable the agile design of software components like embedded operating systems, applications and drivers that control the related products' operation.

Adding Mentor's technologies to our leading portfolio of Product Lifecycle Management technologies brings together for the first time mechanical, thermal, electrical, electronic and embedded software design capabilities on our single integrated collaboration platform Teamcenter. This will further extend our unique ability to create a precise digital twin of any smart product, smart machine and production line. Customers will benefit from increased quality, efficiency, flexibility, safety and higher speed across technical domains and throughout a product's entire lifecycle.

In the future, customers can design and optimize a product's structure and mechanics closely together with its electric and electronic heart, using sophisticated and integrated technologies from one hand. They can simulate the product's behavior under specific conditions like heat or vibrations, as well as the entire production process. This dramatically accelerates innovation cycles, drives production efficiency and optimizes the operation of products in the field.

Mentor Graphics has 5,700 employees 32 countries worldwide and will be integrated into our Product Lifecycle Management (DF PL) software business. Mentor serves a large, diverse customer base of marquee systems companies and IC/semiconductors companies with over 14,000 global accounts across communications, computer, consumer electronics, semiconductor, networking, aerospace, multimedia, and transportation industries. Closing of the transaction is subject to customary closing conditions and is expected in the second quarter of calendar year 2017.

The acquisition of Mentor Graphics will further strengthen our position as the leading company in industrial automation and digitalization. Overall, it will greatly contribute to the success of our corporate Siemens Vision 2020.

Additional information about the acquisition is available in the > SiemensWorld. We will, of course, keep you updated about the further progress of this transaction.

With best regards,

Klaus Helmrich

Additional information about the acquisition is available in the SiemensWorld. We will, of course, keep you updated about the further progress of this transaction.

With best regards,

Klaus Helmrich

Siemens Aktiengesellschaft: Chairman of the Supervisory Board: Gerhard Cromme; Managing Board: Joe Kaeser,Chairman,Presidentand ChiefExecutiveOfficer;Roland Busch,Lisa Davis,KlausHelmrich, Janina Kugel, Siegfried Russwurm, Ralf P. Thomas; Registered offices: Berlin and Munich, Germany; Commercial registries: Berlin Charlottenburg, HRB 12300, Munich, HRB 6684; WEEE-Reg.-No. DE 23691322

Member of the Managing Board of Siemens AG

Siemens AG

Jan Mrosik

Communications

CEO Digital Factory Division

df.cg@siemens.com